EXCHANGE AGREEMENT                        ANNEX I



     THIS AGREEMENT OF EXCHANGE (the "Agreement"), is dated as of June 20, 1998, and entered into by and between Miller Diversified Corporation, a Nevada corporation ("Miller"), and Miller Feed Lots, Inc. ("MFL").


                                    RECITALS

     The Boards of Directors of Miller and MFL have adopted resolutions approving the exchange pursuant to Section 78.450 of the Nevada General Corporation Law and Section 7-111-102 of the Colorado Business Corporation Act (the "Exchange") of the issued and outstanding capital stock of MFL, consisting solely of 1,000 shares of common stock, for 15,000,000 shares of Miller common stock in accordance with this Agreement and the Plan of Exchange (the "Plan") in the form of Exhibit "A" attached hereto and by this reference made a part hereof.


                                    AGREEMENT

     NOW,  THEREFORE,  in  consideration  of  the  agreements,   provisions  and
covenants herein contained, Miller and MFL hereby agree as follows:


                                    ARTICLE I
                                    ---------
                                  THE EXCHANGE
                                  ------------

     1.1 Filing of the Plan and Articles of Exchange. Subject to the conditions contained in Article V of this Agreement, executed articles of exchange, including the Plan, shall be delivered to the Secretary of State of Colorado for filing as soon as practicable following the time when the last of such conditions shall have been fulfilled (or waived in writing in accordance with Section 8.1 hereof) or such earlier or later date as may be mutually agreed to in writing by Miller and MFL.

     1.2 Time of Filing and Effective Time. The time of delivery to the Secretary of State of Colorado pursuant to the preceding section is herein referred to as the "Time of Filing". The "Effective Time of the Exchange" shall be when a certificate of exchange is issued by the Secretary of State of Colorado.

     1.3 The Exchange. At the Effective Time of the Exchange each outstanding share of MFL shall be deemed to be owned and held by Miller, and each holder of then outstanding MFL share certificates shall be entitled to receive the Miller common stock specified in the Plan, subject to the conditions contained therein.

                                   ARTICLE II
                                   ----------
                      REPRESENTATIONS AND WARRANTIES OF MFL
                      -------------------------------------

     MFL represents and warrants as follows:

     2.1 No Breaches of Statute or Contract; Required Consents. Neither the execution and delivery of this Agreement or the related articles of exchange by MFL, nor compliance by MFL with the terms and provisions thereof and of the Plan will: (i) conflict with or result in a breach of any of the provisions of the articles of incorporation, bylaws or other governing instruments of MFL, or any judgment, order, decree, or ruling to which MFL is a party, or any injunction to which it is subject, of any court of governmental authority or of any agreement, contract or commitment to which it is a party and which is material to the financial condition of MFL considered as a whole, or (ii) require the affirmative consent or approval of any non-governmental third party (apart from stockholder approval referred to elsewhere herein).

     2.2 Authorization of Agreement. MFL has the corporate power to enter into this Agreement and to perform its obligations hereunder; the execution, delivery and, subject to requisite stockholder approval, the performance of this Agreement by MFL has been duly and validly authorized by the board of directors of MFL, and MFL has taken, or will use its best efforts to take prior to the Time of Filing, all action required by law, its articles of incorporation and bylaws to authorize the execution, delivery and performance of this Agreement, the Plan, and related articles of exchange.

     2.3 Further Representations.

          (a) MFL is duly organized, validly existing and in good standing as a corporation under the laws of the State of Colorado; has full corporate power to carry on its business as it is now being conducted, and to own and operate the properties and assets it now owns or operates; and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its properties require such qualification.

          (b) Pursuant to its Articles of Incorporation, MFL is authorized to issue 2,500 shares of common stock with $100.00 par value, of which a total of 1,000 shares are each validly issued, fully paid and nonassessable. MFL has no other class of stock or convertible securities outstanding. There are no existing options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire from MFL shares of capital stock of any class, no outstanding securities of MFL that are convertible into shares of capital stock of MFL of any class, and no options, warrants or rights to purchase from MFL any such convertible securities.

          (c) MFL has delivered to Miller the following documents, all of which have been signed for identification by the President of MFL and are dated as of the date hereof. (i) a list of all the liabilities and obligations of MFL as of February 28, 1998 (Exhibit "B"); and (ii) all property and all other assets of MFL as of February 28, 1998 (Exhibit "C"). MFL has good and marketable title to all properties and assets, real and personal, described in Exhibit "C". All of the properties and assets listed on Exhibit "C" are free and clear of all mortgages, ledges, liens, charges, security interests or other encumbrances of any nature whatsoever, except for mortgages, pledges, liens, charges, security interests or other encumbrances as set forth in Exhibit "B", liens for current taxes not yet due and payable, and imperfections of title, easements and encumbrances, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which MFL leases any substantial amount of real or personal property are in good standing, valid and effective in accordance with their respective terms, and under none of these leases is there any existing fault, event of default or event that with notice or the lapse of time, or both, would constitute a default and in respect of which MFL has not taken adequate steps to prevent a default from occurring.

          (d) Between February 28, 1998 and the date of this Agreement there has not been any material adverse change in the financial condition or in the operations, business or property of MFL.

          (e) The structures, equipment, machinery, vehicles and other physical assets of MFL that are necessary to the operation of the business being conducted by it are in good operating condition and repair, subject only to the ordinary wear and tear of the business.

          (f) Neither MFL nor, to the knowledge of its shareholders, any other party breached any material provision of, or defaulted in any material respect of the terms of any contract, or agreement to which MFL is a party which would have a materially adverse effect upon the business or financial condition of MFL.

          (g) MFL has delivered to Miller written information in the form of Exhibit "D" attached to this Agreement as of the date hereof respecting the following:

          All real property owned or leased by MFL with the amount of any mortgages encumbering any such real property; all personal property used in the trade business of MFL with the amount of any liens encumbering any such personal property.

          (h) MFL will deliver such other lists, descriptions, information, schedules, documents and reports as may reasonably be requested by Miller.

          (i) To the best knowledge of its shareholders, there is no default or claim, purported or alleged default, or statement of facts under which lack of notice or the lapse of time, or both, would constitute a default, on any obligation to be performed by MFL under any material lease, contract, plan or other arrangement.

          (j) To the best knowledge of its shareholders, no suit, action or legal, administrative or arbitration proceeding, which might materially and adversely affect the overall financial condition, business or property of MFL, is pending or, to the knowledge of its shareholders threatened.

          (k) Its shareholders have no knowledge of any tax liability or claim by any taxing authority for due but unpaid taxes, interest or penalties, nor has MFL been advised of any request or demand for audit by any taxing authority.

          (l) The representations and warranties of its shareholders and MFL shall be as of the date of this Agreement and as of the date of the Closing. Any such representation made as of such dates shall survive the Closing. All representations and warranties of MFL are based upon knowledge only of its officers and directors and no one else.


                                   ARTICLE III
                                   -----------
                    REPRESENTATIONS AND WARRANTIES OF MILLER
                    ----------------------------------------

     Miller represents and warrants as follows:

     3.1 Accuracy of Proxy Statement and Exchange Act Filings. The information concerning Miller contained, or incorporated by reference, in the proxy solicitation material soliciting approval of the Exchange and the Exchange Act filings which have been provided to MFL are responsive in all material respects to the requirements of the appropriate forms and related rules and regulations, and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading; provided, however, that as to information supplied to Miller by MFL which is included in the proxy solicitation material, Miller represents only that it has no knowledge of any such untrue statement or misleading omission.

     3.2 Status of Miller Common Stock. The shares of Miller Common Stock to be issued to the stockholders of MFL pursuant to this Agreement and Plan, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable.

     3.3 No Breach of Contract; Required Consents. Neither the execution and delivery of this Agreement nor compliance by Miller with the terms of provisions thereof and of the Plan will: (i) conflict with or result in a breach of any of the provisions of the articles of incorporation or bylaws or other governing instruments of Miller, or any judgment, order, decree, or ruling to which Miller is a party, or any injunction to which it is subject, of any court or government authority, or of any agreement, contract or commitment to which Miller is a party and which is material to the financial condition or results of operations or conduct of the business of Miller considered as a whole, or (ii) require the affirmative consent or approval of any nongovernmental third party.

     3.4 Authorization of Agreement. Miller has the corporate power to enter into this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Miller have been duly and validly authorized and approved by the board of directors of Miller; and Miller has taken, or will use its best efforts to take prior to the Time of Filing, all action required by law, its articles of incorporation or bylaws to authorize the execution, delivery and performance of this Agreement and the Plan.


                                   ARTICLE IV
                                   ----------
          CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME OF EXCHANGE
          ------------------------------------------------------------

     4.1 Access; Operation of Business between the date of this Agreement and the Effective Time of the Exchange.

          (a) Access. MFL and Miller each agrees to furnish the other with such financial and operating data and other information with respect to the business and properties of it as the other shall from time to time reasonably request in furtherance of consummating the Exchange; provided, however, that any such investigation shall not affect any of the representations and warranties hereunder. In the event of termination of this Agreement, MFL and Miller will each return to the other all documents and other material obtained from the other in connection with the transactions contemplated hereby, and each shall maintain the confidentiality of such materials.

          (b) Conduct of Business. MFL and Miller shall continue to conduct their business in conformity with established industry practice in a diligent manner.

     4.2 Preparation of Proxy Statement. Both MFL and Miller acknowledge participation in the preparation of the proxy solicitation material to be filed with the SEC relating to a special meeting of stockholders of Miller to vote on the Exchange, and agree to cooperate in the preparation of final proxy solicitation material relating to such meeting (the "Proxy Statement").

     4.3 Stockholder Approval of MFL. MFL agrees that the execution of this Agreement by James E. Miller and Norman M. Dean shall constitute all necessary shareholders approval as is necessary under Colorado law.

          James E. Miller and Norman M. Dean further acknowledge and agree that the shares of Miller they or their assigns may acquire as a result of the Exchange contemplated herein are being acquired for investment purposes only and not with a view toward their redistribution or reoffering. All stock certificates representing Miller Common Shares issued to the shareholders of MFL shall be endorsed with the following restrictive legend:

          No sale, offer of sell, or transfer of the shares represented by this certificate shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such shares is then in effect or an exemption from the registration requirements is then in fact applicable to said shares.

     4.4 Stockholder Approval of Miller. Miller agrees to submit the Plan of Exchange to its stockholders for approval, as provided by law, at a meeting which shall be held as soon as practicable, following clearance of the Proxy Statement by the SEC.


                                    ARTICLE V
                                    ---------
                       CONDITIONS; ABANDONMENT OF EXCHANGE
                       -----------------------------------

     5.1 General Conditions. The obligations of the parties hereto to effect the Exchange shall be subject to the following conditions:

          (a) No Governmental Proceedings. No governmental action or proceeding shall have been instituted or be threatened at the Time of Filing by or before a court or other governmental body, agency or authority to restrain or prohibit the transactions contemplated by this Agreement.

          (b) No Litigation. There shall be no litigation pending at the Time of Filing challenging the authority of either MFL or Miller or the officers or directors of either to enter into this Agreement or seeking to restrain or prohibit the transactions contemplated hereby, which the board of directors of either MFL or Miller shall reasonably believe to present a substantial risk either of restraining or prohibiting such transactions or of resulting in the award of material damages or other relief.

          (c) Statutory Requirements and Approvals. All statutory requirements for the valid consummation by MFL and Miller of the transactions contemplated by this Agreement and the Plan shall have been fulfilled; no approvals of the transactions contemplated by this Agreement shall be required from any federal or state governmental agency or authorities.

     5.2 Conditions of Obligation of Miller. The obligation of Miller to effect the Exchange shall be subject to the following conditions:

          (a) Representations and Warranties of MFL to be True. The representations and warranties of MFL herein contained shall be true in all material respects at the Effective Time of the Exchange with the same effect as though made at such time, except to the extent waived hereunder or affected by the transactions contemplated herein; MFL shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Time of Filing; and MFL shall have delivered to Miller a certificate of MFL in form and substance satisfactory to Miller, dated the Time of Filing and signed by its President or Vice President to all such effects.

          (b) Exercise of Dissenter's Rights. Holders of no more than 10% of the issued and outstanding shares of Miller shall have given notice of their intention to receive payment in cash pursuant to their dissenter's rights. In the event that more than 10% of the issued and outstanding shares give such notice Miller may waive the condition and proceed with the Exchange.

     5.3 Conditions of Obligation of MFL. The obligations of MFL to effect the Exchange shall be subject to the following conditions:

          (a) Representations and Warranties of Miller to be True. The representations and warranties of Miller herein contained, shall be true in all material respects at the Time of Filing with the same effect as though made at such time, except to the extent waived hereunder or affected by the transactions contemplated herein; Miller shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to the Time of Filing; and Miller shall have delivered to MFL a certificate of Miller in form and substance satisfactory to MFL, dated the Time of Filing and signed by its President and its principal financial officer, to all such effects.

     5.4 Abandonment. The Exchange may be abandoned before the Effective Time of the Exchange without liability on the part of any party hereto exercising such right of abandonment or restriction on the future activities of either party hereto:

          (a) Mutual Consent. By the mutual consent of the Boards of Directors of Miller and MFL evidenced by a writing executed by Miller and MFL or;

          (b) Lapse of Time. By the Board of Directors of Miller or MFL if the Effective Time of the Exchange has not occurred on or prior to July 31, 1998.

          The power of abandonment provided for by this Section 5.4 may be exercised by Miller or MFL only by their respective Boards of Directors and will be effective only after written notice thereof, signed on behalf of the party for which it is given by its Chairman of the Board or President, shall have been given to the other. If the Exchange shall be abandoned, no articles of exchange or certificates relating to the Exchange shall be filed by the officers of any such party in the State of Colorado. Abandonment shall not effect any rights theretofore accruing hereunder.


                                   ARTICLE VI
                                   ----------
                                 INDEMNIFICATION
                                 ---------------

     6.1. Continuation of Representations and Warranties. Miller and MFL agree that the representations, warranties and covenants of Miller and MFL contained herein or in any instrument or certificate delivered hereunder shall survive the Effective Time of the Exchange, regardless of any investigation or inquiry by or on behalf of Miller and MFL.

     6.2. Indemnification by MFL. MFL agrees to indemnify and hold harmless Miller and each person, if any, who controls Miller within the meaning of
Section 15 of the 1933 Act:

          (a) against any and all losses, liabilities, claims, damages and expenses (including interest, expenses of litigation and attorney's fees) arising out of or as a result of any inaccuracy or breach of any of the representations, warranties and covenants of MFL contained in this Agreement and contained in any instrument or certificate delivered to Miller pursuant to this Agreement, or the defense or settlement of any claim asserted against Miller challenging any such representation, warranty and covenant, or the failure or default of MFL to perform or observe any covenant or condition under this Agreement.

     6.3 Indemnification by Miller. Miller agrees to indemnify and hold harmless MFL and each person, if any, who controls MFL:

          (a) against any and all losses, liabilities, claims, damages and expenses (including interest, expenses of litigation and attorneys' fees) arising out of or as a result of any inaccuracy or breach of any of the representations, warranties and covenants of Miller contained in this Agreement and contained in any instrument or certificate, delivered to MFL pursuant to this Agreement, or the defense or settlement of any claim asserted against MFL challenging any such representation, warranty and covenant, or the failure or default of Miller to perform or observe any covenant or condition under this Agreement.

     6.4 Notice. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this Agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.


                                   ARTICLE VII
                                   -----------
                               ADDITIONAL MATTERS
                               ------------------

     7.1 Management. The parties agree that MFL shall continue to have the same management after the contemplated Exchange that it had prior to the Exchange.

     7.2 Closing. The Closing of the Exchange contemplated by this Agreement shall take place at the offices of Miller at such time as may be convenient to all the parties but in no event later than July 31, 1998. At the Closing MFL shall deliver share certificates in amounts representing all of the issued and outstanding common shares of MFL to Miller and Miller shall deliver 15,000,000 of its common shares to James E. Miller and Norman M. Dean or to their assigns as Miller is directed at Closing.


                                  ARTICLE VIII
                                  ------------
                                     GENERAL
                                     -------

     8.1 Waivers. Each of Miller and MFL may, pursuant to action by its respective Board of Directors, by an instrument in writing, extend the time for or waive the performance of any of the obligations of the other or waive compliance by the other with any of the covenants or conditions contained herein; provided, however, that no such waiver or extension shall affect the rights of the stockholders of Miller or MFL in a manner which is materially adverse to such stockholders.

     8.2 Notices. All notices, requests, demands and other communications which are required of permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or when mailed by registered or certified mail, postage pre-paid, as follows:

     If to Miller to:
                                P.O. Box 937
                                23360 Weld CO. Rd. #35
                                LaSalle, Colorado 80645

     If to MFL to:
                                P.O. Box 937
                                23360 Weld CO. Rd. #35
                                LaSalle, Colorado 80645

     8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     8.4 Entire Agreement. This Agreement supersedes any and all oral or written agreements heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relation to the subject matter hereof.

     8.5 No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than Miller and MFL and their stockholders, any rights or remedies under or by reason of this Agreement.

     8.6 Headings. The headings in this Agreement are inserted for convenience of reference only and shall not be part of, or control or affect the meaning of, this Agreement.

     8.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf and attested by its officers there unto duly authorized, all as of the day and year first above written.





                                           Miller Diversified Corporation



                                           By: /s/ James E. Miller
                                              ----------------------------------
                                              James E. Miller
                                              President

ATTESTED BY:


/s/ Norman M. Dean
-------------------------------
Norman M. Dean                              Miller Feed Lots, Inc.



                                            BY: /s/ James E. Miller
                                               ---------------------------------
                                               James E. Miller
                                               President
ATTESTED BY:


/s/ Norman M. Dean
--------------------------------
Norman M. Dean


                                            Shareholders of Miller Feed
                                             Lots, Inc.


                                            /s/ James E. Miller
                                            ------------------------------------
                                            James E. Miller


                                            /s/ Norman M. Dean
                                            ------------------------------------
                                            Norman M. Dean